                               NORWEST BANK TEXAS, N.A.

                                   PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT ("AGREEMENT") is made as of the 30th day of September, 1998, by UNITED SERVICES PLANNING ASSOCIATION (hereinafter called "PLEDGOR," whether one or more), in favor of NORWEST BANK TEXAS, N.A. ("BANK"). Pledgor hereby agrees with Bank as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

          "BORROWER" means Independent Research Agency for Life Insurance, Inc.

          "CODE" means the Uniform Commercial Code as in effect in the State of Texas on the date of this Agreement or as it may hereafter be amended from time to time.

          "COLLATERAL" means all property specifically described on SCHEDULE "A" attached hereto and made a part hereof. Collateral, as used herein, shall also include (i) all certificates, instruments and/or other documents evidencing the foregoing, (ii) all renewals, replacements and substitutions of all of the foregoing, (iii) all Additional Property (as hereinafter defined), and (iv) all PRODUCTS and PROCEEDS of all of the foregoing. The designation of proceeds does not authorize Pledgor to sell, transfer or otherwise convey any of the foregoing property. The delivery at any time by Pledgor to Secured Party of any property as a pledge to secure payment or performance of any indebtedness or obligation whatsoever shall also constitute a pledge of such property as Collateral hereunder.

          "INDEBTEDNESS" means (a) the Promissory Note dated September 30, 1998, in the original principal amount of $16,000,000.00, executed by Borrower and payable to the order of Bank, (b) all accrued but unpaid interest on any of the indebtedness described in (a) above, (c) all obligations owing to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (a) and (b) above, (d) all costs and expenses incurred by Secured Party in connection with the collection of all or any part of the indebtedness and obligations described in (a), (b) and (c) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such indebtedness and obligations, including without limitation all reasonable attorneys' fees, and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (a), (b),
     (c) and (d) above.

          "LOAN AGREEMENT" means the Loan Agreement dated the Effective Date, between Bank and Borrower, as such may be amended and/or superseded from time to time.

          "LOAN DOCUMENTS" has the meaning assigned to such term in the Loan Agreement.

          "OBLIGATED PARTY" means any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Indebtedness.

All words and phrases used herein which are expressly defined in Section 1.201, Chapter 8 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201, Chapter 8 or Chapter 9 of the Code.

     2. SECURITY INTEREST. As security for the Indebtedness, Pledgor, for value received, hereby grants to Bank a continuing security interest in the Collateral.

     3. ADDITIONAL PROPERTY. Collateral shall also include the following property (collectively, the "ADDITIONAL PROPERTY") which Pledgor becomes entitled to receive or shall receive in connection with any other Collateral:
(a) any stock certificate, including without limitation, any certificate representing a stock dividend or any certificate in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; (b) any option, warrant, subscription or right, whether as an addition to or in substitution of any other Collateral; (c) any dividends or distributions of any kind whatsoever, whether distributable in cash, stock or other property; (d) any interest, premium or principal payments; and (e) any conversion or redemption proceeds; provided, however, that so long as no Event of Default (as hereinafter defined) has occurred which is then continuing, Pledgor shall be entitled to all cash dividends and all interest paid on the Collateral (except interest paid on any certificate of deposit pledged hereunder) free of the security interest created under this Agreement. All Additional Property received by Pledgor shall be received in trust for the benefit of Bank. All Additional Property and all certificates or other written instruments or documents evidencing and/or representing the Additional Property that is received by Pledgor, together with such instruments of transfer as Bank may request, shall immediately be delivered to or deposited with Bank and held by Bank as Collateral under the terms of this Agreement.

     4.   INTENTIONALLY OMITTED.

     5. MAINTENANCE OF COLLATERAL. Bank does not have any obligation, duty or responsibility with respect to the Collateral. Without limiting the generality of the foregoing, Bank shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or informing Pledgor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Collateral unless (i) Pledgor makes written demand to Bank to do so, (ii) such written demand is received by Bank in sufficient time to permit Bank to take the action demanded in the ordinary course of its business, and (iii) Pledgor provides additional collateral, acceptable to Bank in its sole discretion; (c) collect any amounts payable in respect of the Collateral (Bank being liable to account to Pledgor only for what Bank may actually receive or collect thereon); (d) sell all or any portion of the Collateral to avoid market loss; (e) sell all or any portion of the Collateral unless and until (i) Pledgor makes written demand upon Bank to sell the Collateral, and (ii) Pledgor provides additional collateral, acceptable to Bank in its sole discretion; or (f) hold the Collateral for or on behalf of any party other than Pledgor.

     6. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants the following to Bank:

          (a)  INTENTIONALLY OMITTED.

          (b)  INTENTIONALLY OMITTED.

          (c) OWNERSHIP AND LIENS. Pledgor has good and marketable title to the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Pledgor has not executed any other security agreement currently affecting the Collateral and no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Bank.

          (d)  INTENTIONALLY OMITTED.

          (e) SECURITY INTEREST. Pledgor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Bank in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance. This Agreement creates a legal, valid and binding security interest in favor of Bank in the Collateral.

          (f)  INTENTIONALLY OMITTED.

          (g)  INTENTIONALLY OMITTED.

          (h)  INTENTIONALLY OMITTED.

     7. AFFIRMATIVE COVENANTS. Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective unless Bank shall otherwise consent in writing.

          (a) OWNERSHIP AND LIENS. Pledgor will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted by the other Loan Documents. Pledgor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Pledgor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Bank. Pledgor will defend at its expense Bank's right, title and security interest in and to the Collateral against the claims of any third party.

          (b)  INTENTIONALLY OMITTED.

          (c) ADVERSE CLAIM. Pledgor covenants and agrees to promptly notify Bank of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interest created hereunder and, at Pledgor's expense, defend Bank's security interest in the Collateral against the claims of any third party. Pledgor also covenants and agrees during the continuance of any Event of Default to promptly deliver to Bank a copy of all written notices received by Pledgor with respect to the Collateral, including without limitation, notices received from the issuer of any securities pledged hereunder as Collateral.

          (d)  INTENTIONALLY OMITTED.

          (e) FURTHER ASSURANCES. Pledgor will contemporaneously with the execution hereof and from time to time thereafter at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Bank may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable Bank to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing and filing any financing or continuation statements, or any amendments thereto; (B) obtaining written confirmation from the issuer of any securities pledged as Collateral of the pledge of such securities, in form and substance reasonably satisfactory to Bank; (C) cooperating with Bank in registering the pledge of any securities pledged as Collateral with the issuer of such securities; (D) delivering notice of Bank's security interest in any securities pledged as Collateral to any securities or financial intermediary, clearing corporation or other party required by Bank, in form and substance reasonably satisfactory to Bank; and (E) obtaining written confirmation of the pledge of any securities constituting Collateral from any securities or financial intermediary, clearing corporation or other party required by Bank, in form and substance reasonably satisfactory to Bank. If all or any part of the Collateral is securities issued by an agency or department of the United States, Pledgor covenants and agrees, at Bank's request, to cooperate in registering such securities in Bank's name or with Bank's account maintained with a Federal Reserve Bank.

     8. NEGATIVE COVENANTS. Pledgor will comply with the covenants contained in this Section at all times during the period of time this Agreement is effective, unless Bank shall otherwise consent in writing.

          (a) TRANSFER OR ENCUMBRANCE. Pledgor will not (i) sell, assign (by operation of law or otherwise) or transfer Pledgor's rights in any of the Collateral, (ii) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Bank, or (iii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Collateral to any party other than Bank.

          (b) IMPAIRMENT OF SECURITY INTEREST. Pledgor will not take or fail to take any action which would in any manner impair the value or enforceability of Bank's security interest in any Collateral.

          (c)  INTENTIONALLY OMITTED.

          (d)  INTENTIONALLY OMITTED.

     9. RIGHTS OF BANK. Bank shall have the rights contained in this Section at all times during the period of time this Agreement is effective.

          (a) POWER OF ATTORNEY. Pledgor hereby irrevocably appoints Bank as Pledgor's attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, to take any action and to execute any instrument which Bank may from time to time in Bank's reasonable discretion deem necessary or appropriate during the continuance of any Event of Default to accomplish the purposes of this Agreement, including without limitation, the following action: (i) transfer any securities, instruments, documents or certificates pledged as Collateral in the name of Bank or its nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness; (iii) exchange any of the securities pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Bank may deem necessary or appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities pledged as Collateral; provided, however, except as provided herein, Bank shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so; and (v) file any claims or take any action or institute any proceedings which Bank may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Bank with respect to the Collateral.

          (b) PERFORMANCE BY BANK. If Pledgor fails to perform any agreement or obligation provided herein, Bank may itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Bank incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Pledgor on demand.

     Notwithstanding any other provision herein to the contrary, Bank does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so.

     10. EVENTS OF DEFAULT. Each of the following constitutes an "EVENT OF DEFAULT" under this Agreement:

          (a)  INTENTIONALLY OMITTED.

          (b) NON-PERFORMANCE OF COVENANTS. The failure of Borrower or any Obligated Party to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein and such failure continues for more than thirty (30) days after written notice thereof shall have been given by Bank to Borrower; provided, however, Bank is not obligated to provide more than three (3) such notices during any twelve
     (12) month period; or

          (c) DEFAULT UNDER LOAN AGREEMENT. The occurrence of a Default under the Loan Agreement.

          (d)  INTENTIONALLY OMITTED.

          (e)  INTENTIONALLY OMITTED.

          (f)  INTENTIONALLY OMITTED.

          (g) EXECUTION ON COLLATERAL. The Collateral or any portion thereof is taken on execution or other process of law in any action against Pledgor; or

          (h)  INTENTIONALLY OMITTED.

          (i)  INTENTIONALLY OMITTED.

          (j)  INTENTIONALLY OMITTED.

          (k)  INTENTIONALLY OMITTED.

          (l) BANKRUPTCY OF ISSUER. (i) The issuer of any securities constituting Collateral files a petition for relief under any Applicable Bankruptcy Law, (ii) an involuntary petition for relief is filed against any such issuer under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within thirty (30) days after the filing thereof, or (iii) an order for relief naming any such issuer is entered under any Applicable Bankruptcy Law.

     11. REMEDIES AND RELATED RIGHTS. If an Event of Default shall have occurred and be continuing, and without limiting any other rights and remedies provided herein, under any of the other Loan Documents or otherwise available to Bank, Bank may exercise one or more of the rights and remedies provided in this Section.

          (a) REMEDIES. Bank may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

             (i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

            (ii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

           (iii) sell or otherwise dispose of, at its office, on the premises of Pledgor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Bank's power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

            (iv) buy the Collateral, or any portion thereof, at any public sale;

             (v) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

            (vi) apply for the appointment of a receiver for the Collateral, and Pledgor hereby consents to any such appointment; and

           (vii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Bank is entitled to do so under the Code or otherwise.

     Pledgor agrees that in the event Pledgor is entitled to receive any notice under the Uniform Commercial Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage prepaid, at Pledgor's address set forth on the signature page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor further acknowledges and agrees that the redemption by Bank of any certificate of deposit pledged as Collateral shall be deemed to be a commercially reasonable disposition under Section 9.504(c) of the Code.

          (b) PRIVATE SALE OF SECURITIES. Pledgor recognizes that Bank may be unable to effect a public sale of all or any part of the securities pledged as Collateral because of restrictions in applicable federal and state securities laws and that Bank may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that each any such private sale may be at prices and other terms less favorable then what might have been obtained at a public sale and, notwithstanding the foregoing, agrees that each such private sale shall be deemed to have been made in a commercially reasonable manner and that Bank shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer to register such securities for public sale under any federal or state securities laws. Pledgor further acknowledges and agrees that any offer to sell such securities which has been made privately in the manner described above to not less than five (5) BONA FIDE offerees shall be deemed to involve a "public sale" for the purposes of
     Section 9.504(c) of the Code, notwithstanding that such sale may not constitute a "public offering" under any federal or state securities laws and that Bank may, in such event, bid for the purchase of such securities.

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          (c)  APPLICATION OF PROCEEDS.  If any Event of Default shall have occurred and be continuing, Bank may at its discretion apply or use any cash held by Bank as Collateral, and any cash proceeds received by Bank in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Bank may elect:

             (i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Bank in connection with (A) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (B) the exercise or enforcement of any of the rights and remedies of Bank hereunder;

            (ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

           (iii)    to the satisfaction of the Indebtedness;

            (iv)    by holding such cash and proceeds as Collateral;

             (v) to the payment of any other amounts required by applicable law (including without limitation, Section 9.504(a)(3) of the Code or any other applicable statutory provision); and

            (vi) by delivery to Pledgor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

          (d) DEFICIENCY. In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Bank are insufficient to pay all amounts to which Bank is legally entitled, Borrower and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents.

          (e) NON-JUDICIAL REMEDIES. In granting to Bank the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Bank to enforce its rights by judicial process. Pledgor recognizes and concedes that non-judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm's length. Nothing herein is intended to prevent Bank or Pledgor from resorting to judicial process at either party's option.

          (f) OTHER RECOURSE. Pledgor waives any right to require Bank to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with Pledgor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Bank. Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Pledgor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party. Until all of the Indebtedness shall have been paid in full, Pledgor shall have no right of subrogation and Pledgor waives the right to enforce any remedy which Bank has or may hereafter have against any third party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Bank. Pledgor authorizes Bank, and without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Indebtedness, to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property,
     (ii) apply such other property and direct the order or manner of sale thereof as Bank may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

          (g) VOTING RIGHTS. During the continuance of an Event of Default, Pledgor will not exercise any voting rights with respect to securities pledged as Collateral. Pledgor hereby irrevocably appoints Bank as Pledgor's attorney-in-fact (such power of attorney being coupled with an interest) and proxy to exercise any voting rights with respect to Pledgor's securities pledged as Collateral during the continuance of an Event of Default.

          (h) DIVIDEND RIGHTS AND INTEREST PAYMENTS. During the continuance of an Event of Default:

             (i) all rights of Pledgor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 3 shall automatically cease, and all such rights shall thereupon become vested with Bank which shall thereafter have the sole right to receive, hold and apply as Collateral such dividends and interest payments; and

            (ii) all dividend and interest payments which are received by Pledgor contrary to the provisions of clause (i) of this Subsection shall be received in trust for the benefit of Bank, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Bank in the exact form received (properly endorsed or assigned if requested by Bank), to be held by Bank as Collateral.

          (i) BANKRUPTCY. IN THE EVENT THAT DEBTOR IS THE SUBJECT OF ANY INSOLVENCY, BANKRUPTCY, RECEIVERSHIP, DISSOLUTION, REORGANIZATION OR SIMILAR PROCEEDING, FEDERAL OR STATE, VOLUNTARY OR INVOLUNTARY, UNDER ANY PRESENT OR FUTURE LAW OR ACT, BANK IS ENTITLED TO THE AUTOMATIC AND ABSOLUTE LIFTING OF ANY AUTOMATIC STAY AS TO THE ENFORCEMENT OF ITS REMEDIES UNDER THE LOAN DOCUMENTS AGAINST THE COLLATERAL INCLUDING SPECIFICALLY, BUT NOT LIMITED TO THE STAY IMPOSED BY SECTION 362 OF THE UNITED STATES FEDERAL BANKRUPTCY CODE, AS AMENDED. DEBTOR HEREBY CONSENTS TO THE IMMEDIATE LIFTING OF ANY SUCH AUTOMATIC STAY, AND WILL NOT CONTEST ANY MOTION BY BANK TO LIFT SUCH STAY. DEBTOR EXPRESSLY ACKNOWLEDGES THAT
     (a) THERE IS NO EQUITY IN THE COLLATERAL AFTER CONSIDERATION OF THE AMOUNT OWED BANK, AND (b) THE COLLATERAL IS NOT NOW, AND WILL NEVER BE NECESSARY TO ANY PLAN OF REORGANIZATION OF ANY TYPE.

     12. INDEMNITY. Pledgor hereby indemnifies and agrees to hold harmless Bank, and its officers, directors, employees, agents and representatives (each an "Indemnified Person") from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature (collectively, the "Claims") which may be imposed on, incurred by, or asserted against, any Indemnified Person arising in connection with the Loan Documents, the Indebtedness or the Collateral (including without limitation, the enforcement of the Loan Documents and the defense of any Indemnified Person's actions and/or inactions in connection with the Loan Documents); provided, however, that no Indemnified Person will be indemnified hereunder for such Indemnified Person's negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this Agreement and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnified Person hereunder.

     13.  MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement contains the entire agreement of Bank and Pledgor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Bank shall continue in full force and effect to secure the Indebtedness unless Bank specifically releases its rights thereunder by separate release.

          (b) AMENDMENT. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

          (c) ACTIONS BY BANK. The lien, security interest and other security rights of Bank hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Bank may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Bank shall not release or impair the lien, security interest or other security rights of Bank hereunder or affect the obligations of Pledgor hereunder.

          (d) WAIVER BY BANK. Bank may waive any Event of Default without waiving any other prior or subsequent Event of Default. Bank may remedy any default without waiving the Event of Default remedied. Neither the failure by Bank to exercise, nor the delay by Bank in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Bank of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Pledgor therefrom shall be effective unless the same shall be in writing and signed by Bank and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Pledgor in any case shall of itself entitle Pledgor to any other or further notice or demand in similar or other circumstances.

          (e) COSTS AND EXPENSES. Pledgor will upon demand pay to Bank the amount of any and all reasonable costs and expenses (including without limitation, reasonable attorneys' fees and expenses), which Bank may incur in connection with (i) the preparation of this Agreement and the perfection and preservation of the security interests granted under the Loan Documents, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, (iii) the exercise or enforcement of any of the rights of Bank under the Loan Documents, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

          (g) VENUE. THIS AGREEMENT HAS BEEN ENTERED INTO IN THE COUNTY IN TEXAS WHERE BANK'S ADDRESS FOR NOTICE PURPOSES IS LOCATED, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN SUCH COUNTY. COURTS WITHIN THE STATE OF

     TEXAS SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES ARISING UNDER OR PERTAINING TO THIS AGREEMENT AND VENUE FOR ANY SUCH DISPUTES SHALL BE IN THE COUNTY OR JUDICIAL DISTRICT WHERE THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED.

          (h) SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

          (i) NOTICES. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given as set forth in the Loan Agreement.

          (j) BINDING EFFECT AND ASSIGNMENT. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on Pledgor and the heirs, executors, administrators, personal representatives, successors and assigns of Pledgor, and (iii) shall inure to the benefit of Bank and its successors and assigns. Without limiting the generality of the foregoing, Bank may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Pledgor's rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Bank.

          (k) TERMINATION. It is contemplated by the parties hereto that from time to time there may be no outstanding Indebtedness, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Indebtedness. Upon (i) the satisfaction in full of the Indebtedness, and (ii) the termination or expiration of any commitment of Bank to extend credit to Borrower, this Agreement and the security interests created hereby shall terminate. Upon termination of this Agreement and Pledgor's written request, Bank will, at Pledgor's sole cost and expense, return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. In addition, Pledgor is entitled to one or more partial releases of Bank's security interest in the Collateral pursuant to provisions in Section 3.1 of the Loan Agreement.

          (l) CUMULATIVE RIGHTS. All rights and remedies of Bank hereunder are cumulative of each other and of every other right or remedy which Bank may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

          (m) GENDER AND NUMBER. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

          (n) DESCRIPTIVE HEADINGS. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

     EXECUTED as of the date first written above.

Pledgor's Address:                           PLEDGOR:

4100 South Hulen                             UNITED SERVICES PLANNING
P.O. Box 2387                                ASSOCIATION
Fort Worth, Texas 76113
Attn:  Chief Financial Officer



                                        By:       /s/ Lamar C. Smith
                                           --------------------------------
                                        Name:     Lamar C. Smith
                                              -----------------------------
                                        Title:    Chief Executive Officer
                                              -----------------------------


Bank's Address:


NORWEST BANK TEXAS, N.A.


By:      /s/ Tom Pittman
   -----------------------------------
Name:    Tom Pittman
      --------------------------------
Title:   Senior Vice President
      --------------------------------
Address for mail delivery and notices:
777 West Rosedale Street
P.O. Box 1480
Fort Worth, Texas  76101-1480

                                     SCHEDULE "A"
                                          TO
                                   PLEDGE AGREEMENT
                               DATED SEPTEMBER 30, 1998
                                    BY AND BETWEEN
                               NORWEST BANK TEXAS, N.A.
                                         AND
                         UNITED SERVICES PLANNING ASSOCIATION



The following property is a part of the Collateral as defined in Section 1:

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--------------------------------------------------------------------------------
 Mutual Fund Name                             Account #                  Shares
--------------------------------------------------------------------------------
 Destiny I                                    7029424553            669,379.949
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------


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